Exhibit 10.6

                                                              EXECUTION COPY

                            AGREEMENT REGARDING
                     PURCHASE PRICE AND INDEMNIFICATION

         This AGREEMENT REGARDING PURCHASE PRICE AND INDEMNIFICATION (this "Agreement"), dated as of October 7, 2002, is made by and among Zenith National Insurance Corporation, a Delaware corporation ("Zenith"), Perma-Bilt, a Nevada Corporation ("Seller" and, together with Zenith, the "Selling Parties"), and Daniel Schwartz ("Mr. Schwartz"). Capitalized terms used but not defined herein have the respective meanings set forth in the Master Agreement (as defined below).

                                  RECITALS

         WHEREAS, it is a condition to the Selling Parties' willingness to consummate the transactions contemplated by (i) the Master Transaction Agreement, dated as of the October 7, 2002, by and among Meritage Corporation, a Maryland corporation ("Parent"), MTH-Homes Nevada, Inc., an Arizona corporation ("Buyer"), and the Selling Parties (the "Master Agreement"), (ii) the Indemnification Agreement, dated as of October 7, 2002, by and among Parent, Buyer and the Selling Parties (the "Indemnification Agreement") and (iii) the other Transaction Agreements, that this Agreement be executed and delivered;

         WHEREAS, the Selling Parties have agreed to indemnify Parent and Buyer for Excluded Construction Claims, other Excluded Liabilities and the other matters set forth in Section 1 of the Indemnification Agreement, in accordance with the terms, conditions and limitations set forth in the Master Agreement and in the Indemnification Agreement (the "Indemnification Obligations"); and

         WHEREAS, in accordance with the Restated Employment Agreement, dated as of October 1, 1998, as amended (the "Employment Agreement"), between Seller and Mr. Schwartz, Seller has proposed to pay to Mr. Schwartz 40% of the "premium" over net book value of Seller's assets that Seller will receive pursuant to the Master Agreement (less transaction costs of the Selling Parties and less a reserve for Indemnification Obligations, as described below), and, accordingly, Mr. Schwartz is willing to be severally liable for 40% of the Excluded Construction Claims, other Excluded Liabilities and other Indemnification Obligations, subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby, agree as follows:

                                 ARTICLE I
                         PAYMENTS; INDEMNITY RESERVE

         Section 1.1 Payment of Salary. Immediately prior to the Closing, Seller shall pay to Mr. Schwartz an amount in cash equal to Mr. Schwartz's accrued and unpaid Salary (as defined in the Employment Agreement) as of the Effective Date (the "Closing Date Salary"), based on Seller's estimate of Income Before Taxes, As Adjusted (as defined in the Employment Agreement), calculated in a manner consistent with the Preliminary Closing Balance Sheet, for the year-to-date period ending on the Effective Date (the "Estimated Pre-Tax Income"). Upon determination of the Final Closing Balance Sheet in accordance with Section 2.5B of the Master Agreement, if Income Before Taxes, As Adjusted, calculated in a manner consistent with the finally determined Final Closing Balance Sheet, for the year-to-date period ending on the Effective Date (the "Actual Pre-Tax Income"), is less than Estimated Pre-Tax Income, Mr. Schwartz will pay to Seller an amount in cash equal to 40% of such shortfall, and if Actual Pre-Tax Income is greater than Estimated Pre-Tax Income, Seller will pay to Mr. Schwartz an amount in cash equal to 40% of such excess.

         Section 1.2 Indemnity Reserve. Prior to making the distribution of the Premium (as defined in the Master Agreement) contemplated by Section 1.3, Seller shall withhold from the Premium an amount to be determined by the board of directors of Seller in its discretion (the "Indemnity Reserve"), for purposes of satisfying Excluded Construction Claims, other Excluded Liabilities and other Indemnification Obligations. Seller may release, as and when determined by the board of directors of Seller in its discretion, all or any part of the Indemnity Reserve (including interest earned by Seller thereon) not applied to satisfy Excluded Construction Claims, other Excluded Liabilities or other Indemnification Obligations, and Seller shall distribute any such released amount 60% to Zenith and 40% to Mr. Schwartz.

         Section 1.3 Distribution of Purchase Price. At Closing, following payment of the Purchase Price by Buyer to Seller, Seller shall distribute to Zenith an amount in cash equal to the net book value of the Business at the Effective Date, an amount equal to the opening cash balance of Seller on the Closing Date, and an amount necessary to repay all loans and related interest due to Zenith at Closing. As and when determined by the board of directors of Seller, Seller shall distribute the Premium (after withholding the Indemnity Reserve and after withholding transaction costs of the Selling Parties) and any returned Liability Reserves, 60% to Zenith and 40% to Mr. Schwartz.

                                 ARTICLE II
                               INDEMNIFICATION

         Section 2.1 Indemnification Obligations of Mr. Schwartz and Selling Parties. Mr. Schwartz shall be severally liable for, and shall indemnify and hold harmless the Selling Parties and their direct and indirect parent companies, subsidiaries, and affiliates, and their respective officers, directors, shareholders, successors and assigns, from and against, 40% of the Excluded Construction Claims, other Excluded Liabilities and other Indemnification Obligations. Likewise, Selling Parties shall indemnify and hold harmless Mr. Schwartz and his heirs, personal representatives, successors and assigns, from and against, 60% of the Excluded Construction Claims, other Excluded Liabilities and other Indemnification Obligations.

         Section 2.2 Payment of Indemnification Obligations. Seller shall satisfy Excluded Construction Claims, other Excluded Liabilities and Selling Parties' other Indemnification Obligations first out of the Indemnity Reserve. To the extent that the Indemnity Reserve is insufficient to satisfy any Excluded Construction Claims, other Excluded Liabilities or other Indemnification Obligations, Selling Parties shall be severally liable for 60% of such Excluded Construction Claims, other Excluded Liabilities and Indemnification Obligations, and Mr. Schwartz shall be severally liable for 40% of such Excluded Construction Claims, other Excluded Liabilities and other Indemnification Obligations.

         Section 2.3 Notice of Indemnification. Selling Parties shall give notice (the "Notice") to Mr. Schwartz promptly following Selling Parties' receipt of written notice from Buyer or Parent seeking indemnification under the Indemnification Agreement, which Notice shall include a copy of such written notice received from Buyer or Parent. If Selling Parties participate, pursuant to the Indemnification Agreement, in the defense of any claim, Mr. Schwartz also shall have the right (but not the obligation) in his discretion, to participate, at his cost and expense, with Selling Parties in such defense, it being understood that Selling Parties, in their discretion, shall select counsel and shall control such defense.

         Section 2.4 Limit on Indemnity. The parties agree that the obligations of Mr. Schwartz to indemnify and hold harmless Selling Parties and their direct and indirect parent companies, subsidiaries, and affiliates, and their respective officers, directors, shareholders, successors and assigns from and against, and to be severally liable for, 40% of Excluded Construction Claims, other Excluded Liabilities and other Indemnification Obligations shall be capped at a total amount equal to the sum of (a) the amount of distributions made to Mr. Schwartz pursuant to Sections 1.2 and 1.3 and (b) the aggregate of all Salary (in excess of $250,000 per year) and bonuses previously paid by Seller to Mr. Schwartz.

                                ARTICLE III
                            BOARD REPRESENTATION;
             TERMINATION OF EMPLOYMENT AGREEMENT; MUTUAL RELEASE

         Section 3.1 Board Representation. The board of directors of Seller initially shall consist of Stanley Zax, Mr. Schwartz and a third individual to be designated by Mr. Zax, until thereafter changed in accordance with the bylaws of Seller.

         Section 3.2 Termination of Employment Agreement. Effective as of the Effective Date, Seller and Mr. Schwartz shall terminate the Employment Agreement and execute a mutual release in the form attached as Exhibit A hereto.

                                 ARTICLE IV
                                MISCELLANEOUS

         Section 4.1 Notices. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with receipt confirmed and with recipient having been previously informed by telephone that such a facsimile was being sent), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with confirmation of delivery), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

         If to Selling Parties:     Zenith National Insurance Corp.
                                    21255 Califa Street
                                    Woodland Hills, California 91367
                                    Phone:  (818) 713-1000
                                    Fax:  (818) 710-1860
                                    Attn:  Stanley R. Zax

         If to Mr. Schwartz:*       Daniel Schwartz
                                    7150 Pollock Drive
                                    Las Vegas, Nevada 89119
                                    Phone:  (702) 896-9100
                                    Fax:  (702) 896-9191

         *   All notices to Mr. Schwartz shall be marked
             "PERSONAL AND CONFIDENTIAL."

         Section 4.2 Assignment. Except as otherwise provided in Section
4.12 hereof, this Agreement shall not be assigned by operation of law or otherwise. Any assignment in violation of the provisions of this Agreement will be null and void.

         Section 4.3 Construction. Captions and References in this Agreement to "Sections," "Exhibits," and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         Section 4.4 Gender and Number. The masculine, feminine, or neuter pronouns used herein will be interpreted without regard to gender, and the use of the singular or plural will be deemed to include the other whenever the context so requires.

         Section 4.5 Entire Agreement. This Agreement, the Transaction Agreements, and all certificates, schedules and other documents attached to or deliverable under such agreements (collectively, the "Agreements") constitute the entire agreement, including with respect to representations and warranties, between the parties hereto pertaining to the subject matter contained in the Agreements. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in the Agreements. No supplement, modification or amendment of the Agreements will be binding unless in writing and executed by the parties to the Agreements.

         Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile and each counterpart or facsimile will constitute an original instrument, but all such separate counterparts and facsimiles will constitute one and the same agreement.

         Section 4.7 Governing Law. The validity, construction, and enforceability of this Agreement will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         Section 4.8 Waiver of Provisions. The provisions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver or breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of such provision or breach of any other provision of this Agreement.

         Section 4.9 Costs. Except as otherwise provided in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         Section 4.10 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         Section 4.11 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated and the court will modify this Agreement or, in the absence thereof, the parties will negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         Section 4.12 Binding Effect. The provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         Section 4.13 Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         Section 4.14 No Third Party Beneficiaries. Except as specifically provided in Section 4.12 hereof, this Agreement is not intended to, and shall not, create any rights in any person other than the parties to this Agreement. Without limiting the generality of the immediately preceding sentences, Parent and Buyer shall have no rights under this Agreement.

                          [signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                              Perma-Bilt Homes,
                              a Nevada Corporation


                              By:  /s/ Daniel Schwartz
                                  ------------------------------------------
                              Name:  Daniel Schwartz
                              Title:  President and Chief Executive Officer


                              Zenith National Insurance Corp.,
                              a Delaware corporation


                              By:  /s/ Stanley R. Zax
                                  ------------------------------------------
                              Name:  Stanley R. Zax
                              Title: President


                               /s/ Daniel Schwartz
                               ------------------------------------------
                               Daniel Schwartz




                   [Signature page to Agreement Regarding
                     Purchase Price and Indemnification]

                                  EXHIBIT A

                               MUTUAL RELEASE

         This MUTUAL RELEASE (this "Release") is made as of October 1, 2002 (the "Effective Date") by and among Zenith National Insurance Corporation, a Delaware corporation ("Zenith"), Perma-Bilt, a Nevada Corporation ("Seller" and, together with Zenith, the "Selling Parties"), and Daniel Schwartz ("Mr. Schwartz").

         WHEREAS, effective as of the Effective Date, Seller and Mr. Schwartz terminated the Restated Employment Agreement, dated as of October 1, 1998 (the "Employment Agreement"), between Seller and Mr. Schwartz; and

         WHEREAS, in connection therewith, the parties hereto desire to execute mutual releases with respect thereto.

         NOW THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby, agree as follows:

         1. Mutual Release. (a) (i) Mr. Schwartz forever releases, waives and discharges Selling Parties, their respective parent and subsidiary corporations, their respective affiliates, and their respective past and present officers, directors, shareholders, partners, members, managers, agents and employees, and each of their respective successors and assigns (collectively, "Seller Released Parties"), and (ii) Selling Parties forever release, waive and discharge Mr. Schwartz, his affiliates and their respective heirs, personal representatives, successors and assigns (collectively, the "Schwartz Released Parties"), in each case, from any and all claims, charges, complaints, liens, demands, suits, claims, counts, manner and causes of action, liens, obligations, damages and liabilities, losses, fees, costs, expenses, demands and any other forms of liability whatsoever in law or in equity, known or unknown, suspected or unsuspected, that Mr. Schwartz, on the one hand, or Selling Parties, on the other hand, had, now have, or may hereafter claim to have against the other, arising out of or relating in any way to Mr. Schwartz's hiring by, employment with, or separation from Seller or otherwise relating to any of the Selling Parties or Mr. Schwartz, respectively, from the beginning of time through the Effective Date; provided, however, that notwithstanding anything to the contrary contained herein, this release does not apply to or affect in any manner the respective rights and obligations of Mr. Schwartz and Selling Parties under that certain Agreement Regarding Purchase Price and Indemnification entered into by and among them and dated as of October 8, 2002. This release specifically extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, discrimination, harassment, disability, loss of future earnings, and claims under the Nevada constitution, the United States Constitution, and applicable state and federal fair employment laws, applicable state and federal equal employment opportunity laws, and applicable state and federal labor statutes and regulations, including but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Retraining and Notification Act of 1988, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, and the Employee Retirement Income Security Act of 1974, as amended and the Age Discrimination in Employment Act of 1967, as amended.


                     [Signature page to Mutual Release]

         (b) Selling Parties and Mr. Schwartz each acknowledge and agree that, as a condition of this Release, each of Selling Parties and Mr. Schwartz, respectively, expressly releases all rights and claims that such party knows about or suspects as well as those he may not know about or suspect. For the purpose of implementing a full and complete release and discharge of the Schwartz Released Parties and the Seller Released Parties, as expressed in Section 1(a), above, each of Selling Parties and Mr. Schwartz, respectively expressly acknowledges that the release above in this Release is intended to include and does include in its effect, without limitation, all claims which such party does not know or suspect to exist in such party's favor against the Schwartz Released Parties and the Seller Released Parties, respectively, at the time this Release is signed, and that this Release expressly contemplates the extinguishments of all such claims, including, but not limited to, any and all claims under any applicable federal, state or local law.

         2. Governing Law. The validity, construction, and enforceability of this Release will be governed in all respects by the laws of the State of Nevada, without regard to its conflict of laws rules.

         2. Counterparts. This Release may be executed in any number of counterparts, and by facsimile and each counterpart or facsimile will constitute an original instrument, but all such separate counterparts and facsimiles will constitute one and the same agreement.

                           [signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Release to be executed on the date first written above by their respective officers thereunder duly authorized.


                              Perma-Bilt Homes,
                              a Nevada Corporation


                              By:
                                  ------------------------------------------
                              Name:  Daniel Schwartz
                              Title:  President and Chief Executive Officer


                              Zenith National Insurance Corp.,
                              a Delaware corporation


                              By:
                                  ------------------------------------------
                              Name:  Stanley R. Zax
                              Title: President



                              ------------------------------------------
                              Daniel Schwartz




                     [Signature page to Mutual Release]